Exhibit 99.1

The Princeton Review of Orange County, Inc.

Combined Financial Statements

December 31, 2007

Index	Page(s)
Report of Independent Auditors	6
Combined Financial Statements:
Balance Sheet	7
Statement of Operations and Stockholder’s Equity	8
Statement of Cash Flows	9
Notes to Financial Statements	10-13

Report of Independent Auditors

To the Stockholder of The Princeton Review of Orange County, Inc.

In our opinion, the accompanying balance sheet and the related statements of operations and stockholder’s equity and of cash flows present fairly, in all material respects, the financial position of The Princeton Review of Orange County, Inc. at December 31, 2007, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit of these statements in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

/s/    PricewaterhouseCoopers LLP

Boston, Massachusetts

October 6, 2008

The Princeton Review of Orange County, Inc.

Combined Balance Sheet

December 31, 2007

(In thousands)

ASSETS
Current assets:
Cash and cash equivalents	$2,703
Accounts receivable, net of allowance of $35	677
Prepaid expenses and other current assets	83

Total current assets	3,463
Property and equipment, net	97
Intangible assets, net	813
Other assets	66

Total assets	$4,439

LIABILITIES AND STOCKHOLDER’S EQUITY
Current liabilities:
Accounts payable	$29
Accrued expenses	970
Accrued payroll and related expenses	191
Current portion of long-term debt	203
Deferred revenue	2,332

Total current liabilities	3,725

Deferred rent	137
Long-term debt	399
Committments and contingencies (Note 6)

Stockholder’s equity:
Stockholder’s equity	178

Total stockholder’s equity	178

Total liabilities and stockholder’s equity	$4,439

The accompanying notes are an integral part of these combined financial statements.

The Princeton Review of Orange County, Inc.

Combined Statement of Operations and Stockholder’s Equity

Year ended December 31, 2007

(In thousands)

Revenues, net	$15,033
Operating expenses:
Cost of revenue	6,261
Selling, general, and administrative	6,974
Royalties and related franchise fees	1,882

Total operating expenses	15,117
Operating loss	(84)
Interest income	35
Interest expense	(37)

Net loss	$(86)

Stockholder’s equity:
Stockholder’s equity January 1, 2007	$264
Net loss	(86)

Stockholder’s equity December 31, 2007	$178

The accompanying notes are an integral part of these combined financial statements.

The Princeton Review of Orange County, Inc.

Combined Statement of Cash Flows

Year ended December 31, 2007

(In thousands)

Cash flows provided by operating activities:
Net loss	$(86)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation	30
Amortization	97
Deferred Rent	15
Net change in operating assets and liabilities:
Accounts receivable	1,176
Prepaid expenses and other assets	(14)
Accounts payable and accrued expenses	65
Deferred revenue	114

Net cash provided by operating activities	1,397

Cash flows provided by financing activities:
Repayment of advance from LeComp’s owner	350
Payment of unsecured notes payable	(140)

Net cash provided by financing activities	210

Net increase in cash and cash equivalents	1,607
Cash and cash equivalents, beginning of period	1,096

Cash and cash equivalents, end of period	$2,703

The accompanying notes are an integral part of these combined financial statements.

THE PRINCETON REVIEW OF ORANGE COUNTY, INC.

NOTES TO FINANCIAL STATEMENTS

AS OF AND FOR THE FISCAL YEAR ENDED DECEMBER 31, 2007

1.	DESCRIPTION OF BUSINESS, MERGER AGREEMENT AND FRANCHISE AND ASSET SALE AGREEMENT

The Princeton Review of Orange County, Inc. (the “Company”), a California subchapter S corporation, operates locations in southern California and in Utah and New Mexico pursuant to franchise agreements with The Princeton Review, Inc. (“Princeton Review”), a college and graduate school test preparatory service. In connection with the franchise agreements, the Company must pay monthly royalty services fees and advertising fees equal to 8% and 2%, respectively, of gross receipts, subject to certain minimum requirements. In addition to the royalty service fees and advertising fees, the Company pays Princeton Review fees for online students on an enrollment basis.

The accompanying combined financial statements include the results of locations operated under franchise agreements between Princeton Review and each of Paul Kanarek (“PK”), the Company, and LeComp Co., Inc. (“LeComp”). The operations of the locations that are subject to the aforementioned franchise agreements are managed as one business. All of these operations are under the common control of PK. The sole shareholder of the Company is PK. The sole shareholder of LeComp, Lloyd Eric Costen (“LEC”), and PK have historically run the operations of all locations on a combined basis and have divided the profits and losses of the combined business. PK is the Managing Director of all the locations subject to the Princeton Review franchise agreements with LeComp, and LEC does not have the ability to replace PK as the Managing Director. Accordingly, the results of the Company include the combined results of all locations that are operated under franchise agreements between Princeton Review and each of the Company, PK, and LeComp.

On July 24, 2008, Princeton Review acquired the Company pursuant to the following agreements:

•

An Agreement and Plan of Reorganization (the “Merger Agreement”) by and among Princeton Review, TPR SoCal I, Inc. (“Sub I”) , a Delaware corporation and a wholly owned subsidiary of Princeton Review, TPR SoCal, LLC (“Sub II”), a Delaware limited liability company and a wholly-owned subsidiary of Princeton Review, the Company and PK.

•	A Franchise and Asset Sale Agreement by and among Princeton Review, Sub II, LeComp and LEC.

•	A Franchise and Asset Sale Agreement by and among Princeton Review, Sub II and PK.

Pursuant to the Merger Agreement, Sub I merged into the Company and then the Company merged into Sub II, with Sub II continuing as a wholly owned subsidiary of Princeton Review. Sub II subsequently changed its corporate name to the Princeton Review of Orange County, LLC. Princeton Review also purchased certain franchise rights and also assumed certain related liabilities from LeComp and PK.

The consideration paid for the above transactions was 719,149 shares of common stock of Princeton Review and approximately $25.4 million in cash. The common stock of Princeton Review was valued at $5.7 million based on the average trading price of the common stock during the period from two days before and through two days after the transaction was announced.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation – The accompanying combined financial statements include the results of locations operated under franchise agreements between Princeton Review and PK, the Company and LeComp. All intercompany balances and transactions have been eliminated in the financial statements.

Use of Estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Significant accounting estimates used include estimates for uncollectible accounts receivable, impairment write downs, and amortization lives assigned to intangible assets. Actual results could differ from those estimates.

Cash and Cash Equivalents – The Company considers all highly liquid short-term investments with maturities of three months or less at time of purchase to be equivalent to cash. Cash equivalents consist primarily of money market funds at December 31, 2007. As of December 31, 2007 approximately 75% of the Company’s cash and cash equivalents were on hand at one financial institution.

Accounts Receivable and Allowance for Doubtful Accounts – The Company provides credit, in the normal course of business, to its customers. Past due balances over 90 days are reviewed individually for collectability. The Company maintains an allowance for doubtful customer accounts for estimated losses that may result from the inability of the Company’s customers to make required payments. That estimate is based on a variety of factors, including historical collection experience, current economic and market conditions, and a review of the current status of each customer’s balance.

Property, Plant and Equipment – Property, plant and equipment are recorded at cost. Depreciation is computed using the straight-line method over the estimated useful lives of the assets. The useful lives are three to five years for equipment and five years for furniture and fixtures. Amortization of leasehold improvements is computed on a straight line basis over the shorter of the life of the asset or the lease term.

Intangible Assets – Intangible assets represent the cost of franchise rights purchased from Princeton Review to operate franchises under the Princeton Review name and using Princeton Review materials. The related intangible assets are being amortized on a straight-line basis over their useful lives: 10 and 11 years, based on the applicable franchise agreement lives.

Long-Lived Assets – Long-lived assets and identifiable intangibles held and used by the Company are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If such review indicates that an asset may not be recoverable, an impairment loss is recognized for the excess of the carrying value over the fair value of an asset to be held and used or over the fair value less cost to sell an asset to be disposed. There was no impairment of long-lived assets recorded at December 31, 2007.

Revenue Recognition – Revenue is recognized in the period when persuasive evidence of an arrangement with the customer exists, services have been provided, significant obligations have been performed, the related fee is fixed or determinable and collection is reasonably assured. Revenue is recognized for tuition on a pro rata basis over the life of the related review course. Tutoring revenue is recognized as students receive tutoring services. Discounts received by customers are recognized as a reduction of revenue.

Deferred Revenue – Deferred revenue represents tuition and customer deposits, which are refundable prior to the commencement of the program. Tuition is recognized as revenue on a pro rata basis over the periods in which it is earned, generally the term of the related review course. Tutoring revenue is recognized as students receive tutoring services.

Deferred Rent – The Company recognizes rent holidays and rent escalations on a straight-line basis over the term of the lease.

Advertising and Promotion – Advertising and promotion costs are expensed as incurred. Total advertising and promotion expense was approximately $367,000 for the fiscal year ended December 31, 2007.

Fair Value of Financial Instruments – For financial instruments, including cash and cash equivalents, accounts receivable, accounts payable, and long-term debt, the carrying amount approximated fair value because of their short maturity.

Concentration of Risk – Financial instruments that potentially subject the Company to concentration of credit risk include cash and cash equivalents and accounts receivable arising from its normal business activities. The Company places its cash and cash equivalents with high credit quality financial institutions. Concentrations of credit risk with respect to accounts receivable are limited due to the large amount of customers comprising the payor base, and their dispersion across different states.

Income Taxes – The Company elects to be treated as an S-Corporation for federal income tax purposes whereby items of income, loss, deduction or credit of the Company are passed through to the individual shareholder. As a result, the Company has no federal provision for income taxes in the year ended December 31, 2007. For state tax purposes the Company is taxed as a California S-Corporation and is taxed on S-Corporation income apportioned to California. The California tax rate for S-Corporations is 1.5%.

Other Comprehensive Income (Loss) – Statement of Financial Accounting Standards No. 130, Reporting Comprehensive Income, establishes standards for reporting and displaying comprehensive income and its components in a full-set of general-purpose financial statements. There was no difference between the Company’s net loss and its total comprehensive loss for the year December 31, 2007.

3.	NEW ACCOUNTING PRONOUNCEMENTS

In March 2008, the Financial Accounting Standards Board (“FASB”) issued Statement of Financial Accounting Standards (“SFAS”) No. 161, Disclosures about Derivative Instruments and Hedging Activities (“SFAS 161”), which amends SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, and expands disclosures to include information about the fair value of derivatives, related credit risks and a company’s strategies and objectives for using derivatives. SFAS 161 is effective for fiscal periods beginning on or after November 15, 2008. The adoption of SFAS 161 is not expected to have a material impact on the Company’s financial statements.

In December 2007, the FASB issued SFAS No. 160, Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51, (“SFAS 160”). SFAS 160 establishes accounting and reporting standards for the non-controlling interest in a subsidiary and for the retained interest and gain or loss when a subsidiary is deconsolidated. This statement is effective for financial statements issued for fiscal years beginning on or after December 15, 2008. The adoption of SFAS 160 is not expected to have a material impact on the Company’s financial statements.

In December 2007, the FASB issued FAS No. 141(R), Business Combinations (“SFAS 141(R)”). SFAS 141(R) establishes principles and requirements for how an acquirer: (a) recognizes and measures in its financial statements the identifiable assets acquired, the liabilities assumed, and any noncontrolling interest in the acquiree; (b) recognizes and measures goodwill acquired in the business combination or a gain from a bargain purchase; and, (c) determines what information to disclose to enable users of the financial statements to evaluate the nature and financial effects of the business combination. SFAS 141(R) is effective for the fiscal years beginning after December 15, 2008. The adoption of SFAS 141(R) is not expected to have a material impact on the Company’s financial condition or results of operations.

In February 2007, the FASB issued SFAS No. 159, The Fair Value Option for Financial Assets and Financial Liabilities—Including an amendment of FASB Statement No. 115 (“SFAS 159”). This standard permits entities to measure many financial instruments and certain other items at fair value. The objective is to improve financial reporting by providing entities with the opportunity to mitigate volatility in reported earnings caused by measuring related assets and liabilities differently without having to apply complex hedge accounting provisions. The accounting standard is effective for financial statements issued for years beginning after November 15, 2007. The Company does not expect the adoption of SFAS 159 to have a material impact on its financial position, results of operations or cash flow.

In September 2006, the FASB issued SFAS No. 157, Fair Value Measurements (“SFAS 157”). SFAS 157 defines fair value, establishes a framework for measuring fair value and expands disclosures about fair value measurements. The FASB recently decided to postpone the effective date of SFAS 157 for other non-financial assets and liabilities for one year. SFAS 157 is effective for the Company as of January 1, 2008 for financial items and January 1, 2009 for other non-financial items. The Company anticipates that the adoption of SFAS 157 will not have a material impact on its financial statements.

4.	PROPERTY, PLANT AND EQUIPMENT

Property, plant and equipment consists of the following at December 31, 2007 (in thousands):

Leasehold improvements	$138
Furniture and fixtures	15

Total	153

Less accumulated depreciation and amortization	(56)

Total	$97

Depreciation expense for the year ended December 31, 2007 was approximately $30,000.

5.	INTANGIBLE ASSETS

Intangible assets consist of the following at December 31, 2007 (in thousands):

Princeton Review franchise rights	$1,045
Less accumulated amortization	(232)

Total	$813

Amortization expense for the year ended December 31, 2007 was approximately $97,000. Estimated aggregate amortization expense is $97,000 for each of the years ending December 31, 2008, 2009, 2010, 2011, and 2012, and $328,000 thereafter.

6.	COMMITMENTS AND CONTINGENCIES

Office and Classroom Leases

The Company has entered into various operating leases for office and classroom site locations in excess of one year. Several of the Company’s leases have renewal options.

Future minimum lease payments under these leases, including fixed escalation clauses, which are in excess of one year, as of December 31, 2007, are approximately as follows (in thousands):

2008	$881
2009	796
2010	666
2011	344
2012	241
Thereafter	246

Total	$3,174

Rent expense for the year ended December 31, 2007 was approximately $1,088,000. This amount includes rent expense for the rental of space on a month-to-month basis, as well as those incurred under operating leases for longer periods.

Legal Matters

In 2007, attorneys for two Princeton Review teachers notified the Company, Princeton Review and certain other California franchisees of Princeton Review that they intended to file a putative class action complaint in Alameda County Superior Court alleging a number of causes of action under California’s wage and hour laws and naming each of them defendants. In September 2007 the defendants, including the Company, participated in voluntary settlement negotiations and agreed to a proposed class action settlement, without admission of any liability or wrongdoing. The complaint for the case was filed with the court in October 2007, and the proposed settlement was approved by the court in August 2008. The Company recorded a charge of $529,000 in the year ended December 31, 2007 for the settlement. As of December 31, 2007, the $529,000 was included in accrued expenses. Under the Merger Agreement with Princeton Review, in August 2008 the owner of the Company and the owner of Le Comp paid the Company’s portion of the settlement and the legal fees and expenses of the Company relating to the settlement through the closing date of the merger contemplated thereby.

7.	LONG-TERM DEBT

In 2005, the Company purchased certain additional franchise rights from Princeton Review, a related party, and financed a portion of the related franchise acquisition costs through unsecured notes payables to Princeton Review. Debt outstanding at December 31, 2007 (in thousands) relating to these unsecured non interest bearing notes payable is summarized as follows:

Unsecured term loan, payable in quarterly installments commencing June 15, 2006, September 15, December 15, March 15 until June 15, 2011, imputed interest at 5.46%	$451
Unsecured term loan, payable in quarterly installments commencing June 15, 2006, September 15, December 15, March 15 until March 15, 2009, imputed interest at 4.12%	35
Unsecured term loan, payable in annual installments commencing on September 30, 2005 until September 30, 2010, imputed interest at 5.68%	116

$602
Less: current portion of long-term debt	(203)

Long-term debt	$399

The 5.46% unsecured tem loan requires quarterly payments of approximately $36,000 through June 2011, the 4.12% unsecured term loan requires quarterly payments of approximately $7,000 through March 2009, and the 5.68% unsecured term loan requires annual payments of approximately $33,000 through September 2010. Interest paid in the year ended December 31, 2007 was approximately $31,000. In connection with its acquisition of the Company, Princeton Review forgave all principal balances and related accrued interest on the aforementioned loans in 2008. See Note 10.

8.	RELATED PARTY TRANSACTIONS

Approximately $764,000 was paid to or on behalf of LEC during the year ended December 31, 2007 that may not constitute arm’s length transactions. In 2006, the Company paid LEC a short term advance of $350,000, which was repaid in 2007.

In July 2008, the Company was acquired by Princeton Review. Prior to the acquisition, the Company operated as a franchisee of Princeton Review. During the year ended December 31, 2007, the Company recorded an expense of approximately $1,882,000 relating to royalty and related franchise fees under the Company’s franchise agreements with Princeton Review. As of December 31, 2007, the Company had unsecured notes payable to Princeton Review of approximately $602,000. See Note 7.

The Company performs services on behalf of Princeton Review’s K-12 Division. In connection with those services, Princeton Review paid the Company approximately $127,000 for the year ended December 31, 2007.

9.	RETIREMENT PLAN

The Company has a defined contribution plan (the “Plan”) under Section 401(k) of the Internal Revenue Code, which provides that eligible employees may make contributions subject to Internal Revenue Code limitations. Employees become eligible to participate in the Plan upon employment. Under the provisions of the Plan, contributions made by the Company are discretionary. The Company’s contributions to the Plan for the year ended December 31, 2007 were approximately $68,000.

10.	SUBSEQUENT EVENT

On July 24, 2008, Princeton Review acquired the Company pursuant to the following agreements:

•

The Merger Agreement by and among Princeton Review, Sub I, a Delaware corporation and a wholly owned subsidiary of Princeton Review, Sub II a Delaware limited liability company and a wholly-owned subsidiary of Princeton Review, the Company and PK.

•	A Franchise and Asset Sale Agreement by and among Princeton Review, Sub II, LeComp and LEC.

•	A Franchise and Asset Sale Agreement by and among Princeton Review, Sub II and PK.

Pursuant to the Merger Agreement, Sub I merged into the Company and then the Company merged into Sub II, with Sub II continuing as a wholly owned subsidiary of Princeton Review. Sub II subsequently changed its corporate name to The Princeton Review of Orange County, LLC. Princeton Review also purchased certain franchise rights and also assumed certain related liabilities from LeComp and PK.

The consideration paid for the above transactions was 719,149 shares of common stock of Princeton Review and approximately $25.4 million in cash. The common stock of Princeton Review was valued at $5.7 million based on the average trading price of the common stock during the period from two days before and through two days after the transaction was announced.